[logo of UNITRIN]

                 One East Wacker Drive, Chicago, Illinois 60601

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

 TIME........................  10:00 a.m.
                               Wednesday, May 3, 2000

 PLACE.......................  Bank One Center
                               One Bank One Plaza
                               Dearborn and Madison Streets (Plaza Level)
                               Chicago, Illinois 60670

 ITEMS OF BUSINESS...........  (1) To elect a Board of Directors; and
                               (2) To transact such other business as may
                                  properly come before the meeting and any
                                  adjournment of the meeting.

 RECORD DATE.................  Holders of Unitrin common stock of record at the close of business on March 13, 2000 are entitled
                               to vote at the meeting.

 PROXY VOTING................  You may give a proxy to vote your shares by completing and returning the enclosed proxy card
                               by mail. Alternatively, if you are a shareholder
                               of record, you may give a proxy to vote your
                               shares over the Internet or by telephone.
                               Instructions for voting over the Internet and by
                               telephone are printed on the accompanying proxy
                               card.

                                     By Order of the Board of Directors
                                     /s/ Scott Renwick
                                     Scott Renwick
                                     Secretary
March 27, 2000

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING, PLEASE PROVIDE A PROXY AS REQUESTED, EVEN IF YOU PLAN TO ATTEND THE MEETING. WHEN YOU COMPLETE YOUR PROXY, PLEASE INDICATE IF YOU PLAN TO ATTEND THE MEETING.

                               [LOGO OF UNITRIN]

       Corporate Offices: One East Wacker Drive, Chicago, Illinois 60601

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the issuer, Unitrin, Inc. ("Company"), for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 3, 2000, at 10:00 a.m., at Bank One Center, One Bank One Plaza, Dearborn and Madison Streets (Plaza Level), Chicago, Illinois, 60670, and at any adjournment of the meeting.

  Shares represented by proxies received before the meeting will be voted at the meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Company's Secretary either an instrument revoking the proxy or a proxy bearing a later date. Proxies also may be revoked by any shareholder present at the meeting who expresses a desire to vote in person. Proxies specifying a choice as to the election of directors will be voted accordingly. If no specification is made, the shares represented by the proxy will be voted for election of the nominees specified on pages 4 and 5. By returning a proxy (either by mail or by electronic means as described below), each shareholder will further authorize the persons named in such proxy to vote in their discretion as to such other items of business, if any, that may properly come before the meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum. Abstentions will have the effect of a vote against proposals brought before the meeting, but will not have an effect on the election of the directors. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (a broker non-vote), those shares will be considered as present for quorum purposes on all matters. Broker non-votes will have no effect on any matter to be brought before the meeting, including the election of directors.

  In addition to returning a proxy card by mail, shareholders of record can also give proxies by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are printed on the proxy cards being provided to shareholders of record. These procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions, and to confirm that shareholders' instructions have been recorded properly. Shareholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk that a shareholder's vote by either telephone or the Internet might not be properly recorded or counted because of an unanticipated electronic malfunction.

  The principal solicitation of proxies is being made by mail; however, additional solicitation may be made through direct communication with certain shareholders or their representatives by directors, officers and employees of the Company and its subsidiaries, who will receive no additional compensation for such solicitation. The Company has retained the services of W.F. Doring & Co., Inc.

("Doring") to aid in the solicitation of proxies. Doring estimates that its fees and expenses will not exceed $10,000. The Company will bear the total expense of the solicitation which will include, in addition to the amounts paid to Doring, amounts paid to reimburse banks, brokerage firms and others for their expenses in forwarding solicitation material. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 27, 2000.

                               VOTING SECURITIES

  March 13, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment of the meeting. On that date, there were 69,341,732 shares of the Company's common stock ("Common Stock") issued and outstanding and entitled to vote. The Company has no other voting securities outstanding. Each shareholder of record is entitled to one vote per share owned on all matters submitted to a vote of shareholders. A list of record shareholders will be open to examination by any shareholder at the meeting and for a period of ten days prior to May 3, 2000 during ordinary business hours at the Unitrin corporate offices.

                           OWNERSHIP OF COMMON STOCK

  The following table shows the beneficial ownership of Common Stock as of March 13, 2000 (unless otherwise indicated) by: (i) each director, including directors who are also executive officers; (ii) each other executive officer named in the Summary Compensation Table on page 10; (iii) all directors and executive officers as a group; and (iv) each other person known by the Company to be the beneficial owner of more than five percent of the Common Stock. Unless otherwise indicated, to the Company's knowledge, the beneficial owner has both sole voting and sole dispositive powers with respect to the shares listed opposite his name.

                               Amount and Nature of  Percent of
   Name                        Beneficial Ownership   Class (1)
   ----                        --------------------  ----------
   Directors
    James E. Annable                 36,000 (2)           *
    Douglas G. Geoga                      0               *
    Reuben L. Hedlund                21,000 (2)           *
    Jerrold V. Jerome               506,365 (2)           *
    William E. Johnston, Jr.         12,000 (2)           *
    George A. Roberts               687,810               *
    Fayez S. Sarofim              5,793,416 (3)         8.3%
    Richard C. Vie--Chairman,
     President & CEO                867,270 (2),(4)     1.2%
   Named Executive Officers
    James W. Burkett                186,910 (2)           *
    Eric J. Draut                    99,711 (2)           *
    Scott Renwick                    68,992 (2)           *
    Donald G. Southwell             223,400 (2)           *

                                      Amount and Nature of Percent of
   Name                               Beneficial Ownership  Class (1)
   ----                               -------------------- ----------
   Directors and All Executive
    Officers as a Group (13 persons)      8,565,574 (2)       12.3%

   Other 5% Owners
    George Kozmetsky
    2815 San Gabriel Street
    Austin, TX 78705                      4,132,920 (5)        5.9%

    Caroline Singleton
    335 North Maple Drive
    Suite 177
    Beverly Hills, CA 90210              14,484,520 (6)       20.8%

--------
(1) Based on the number of shares outstanding on the record date, March 13, 2000, plus shares deemed outstanding pursuant to rules of the Securities and Exchange Commission ("SEC"). An asterisk in this column indicates ownership of less than 1% of the outstanding Common Stock. Each outstanding share of Common Stock includes an attached right under the Company's shareholder rights plan adopted August 3, 1994. Among other provisions of the rights plan, if any person or group beneficially owns 15% or more of the Common Stock without approval of the Board of Directors, then each shareholder (other than the non-approved acquiror or its affiliates or transferees) would be entitled to buy Common Stock having twice the market value of the exercise price of the rights, which has been set at $62.50.
(2) Shares shown for the named executive officers and Messrs. Annable, Hedlund, Jerome and Johnston include shares which they have the right to acquire presently or within 60 days of the date of this Proxy Statement through exercise of stock options. The number of such acquirable shares for each of such persons is as follows: Annable (20,000); Hedlund (20,000); Jerome (176,997); Johnston (12,000); Vie (630,492); Burkett
    (155,571); Draut (77,548); Renwick (58,792); and Southwell (202,682).
(3) Based upon information as of December 31, 1999 contained in an amendment to a Schedule 13G filed by Mr. Sarofim with the SEC, Mr. Sarofim may be deemed to be the beneficial owner of 5,793,416 shares of Common Stock. Of such shares, Mr. Sarofim reported sole voting and dispositive powers as to 2,024,670 shares, shared voting power as to 3,355,854 shares and shared dispositive power as to 3,766,746 shares. Substantially all of the shares which are not subject to sole voting and dispositive powers are held in accounts managed by Fayez Sarofim & Co. (of which Mr. Sarofim is the majority shareholder) or by its wholly-owned subsidiaries, Sarofim Trust Co. and Sarofim International Management Company, or are owned directly by such companies for their own accounts. Fayez Sarofim & Co. maintains policies which preclude Mr. Sarofim from exercising voting and dispositive powers with respect to Common Stock held in accounts managed by Fayez Sarofim & Co. and its subsidiaries. Shares shown include 2,000 shares owned by members of Mr. Sarofim's family with respect to which he disclaims beneficial ownership. Mr. Sarofim's mailing address is 2907 Two Houston Center, Houston, Texas 77010.
(4) Shares shown for Mr. Vie include 15,834 shares held by a trust, the trustee of which is his wife. Mr. Vie disclaims beneficial ownership of such shares.

(5) Based upon information as of December 31, 1999 contained in an amendment to a Schedule 13G filed by Dr. Kozmetsky with the SEC, Dr. Kozmetsky may be deemed to be the beneficial owner of 4,132,920 shares of Common Stock. Of such shares, Dr. Kozmetsky reported sole voting and dispositive powers as to 4,072,000 shares. Dr. Kozmetsky disclaims beneficial ownership of 60,920 shares owned by his wife which are included as part of his holdings in this table.
(6) Based upon information as of January 6, 2000 contained in an amendment to a Schedule 13D filed by Mrs. Singleton with the SEC, Mrs. Singleton may be deemed to be the beneficial owner of 14,484,520 shares of Common Stock which are held by The Singleton Family Trust, a revocable trust. As the sole trustee of The Singleton Family Trust, Mrs. Singleton has sole voting and dispositive powers over the shares of Common Stock in The Singleton Family Trust.

                             ELECTION OF DIRECTORS

  Seven directors are to be elected at the meeting to serve for a term of one year or until the election of their successors. If any of the persons named below refuses or is unable to serve as a director (which is not anticipated), the persons named in the accompanying proxy reserve full discretion to vote for any or all other persons as may be nominated. The vote of the holders of a majority of the Common Stock having voting power present, in person or by proxy, is required for the election of any nominee as a director.

  Special Note: A current member of the Board of Directors, George A. Roberts, has chosen not to stand for re-election and will retire from the Company's Board, effective May 3, 2000. Dr. Roberts has faithfully served the Company as a director since the Company's inception in February 1990. The Board of Directors commends Dr. Roberts for his leadership and outstanding contributions to the Company over the years and wishes him well in his future endeavors. With the retirement of Dr. Roberts, the number of directors serving on the Board of Directors will be reduced to seven. Accordingly, proxies will be voted at the 2000 annual meeting only with respect to seven nominees.

Business Experience of Nominees

  Following is a summary of the business experience during the last five years of each person nominated to be a director of the Company.

  James E. Annable, 56, has been a director of the Company since November 1993. He has been Senior Vice President and Director of Economics of Bank One Corporation since July 1999 and prior thereto was a Senior Vice President and Chief Economist of Bank One Corporation and its predecessors for more than the last five years.

  Douglas G. Geoga, 44, was designated as a director by the Company's Board of Directors on February 2, 2000 to fill the vacancy created when Henry E. Singleton passed away in 1999. Since January 1, 2000, Mr. Geoga has been President of the newly-formed Hospitality Investment Fund, L.L.C., an affiliate of The Pritzker Organization engaged in making investments in lodging and hospitality companies and projects. Prior to that, Mr. Geoga held a variety of positions with Hyatt Hotels & Resorts, including most recently, serving as its President from 1994 until January 1, 2000. Mr. Geoga is also a director of U.S. Franchise Systems, Inc.

  Reuben L. Hedlund, 63, has been a director of the Company since November 1993. He has been a partner of the Chicago law firm of Hedlund Hanley & John for more than the last five years.

  Jerrold V. Jerome, 70, is a retired executive of the Company and has been a director of the Company since February 1990. He was Chairman of the Board of Directors from February 1994 through December 1998 and is currently a director of Argonaut Group, Inc.

  William E. Johnston, Jr., 59, has been a director of the Company since October 1997. Mr. Johnston has been President and Chief Operating Officer of Morton International, Inc., a manufacturer and marketer of specialty chemicals and salt, since October 1995. Prior thereto, he was Executive Vice President for Administration of Morton. Mr. Johnston is currently a director of Morton International and, since June 1999, has been a Senior Vice President of Rohm & Haas Company, a Philadelphia-based specialty chemical company that is the parent company of Morton.

  Fayez S. Sarofim, 71, has been a director of the Company since March 1990. He has been Chairman of the Board and President of Fayez Sarofim & Co., a registered investment advisor, for more than five years. He is also a director of Argonaut Group, Inc. and Kinder Morgan, Inc.

  Richard C. Vie, 62, has been a director of the Company since March 1990, Chairman of the Board of Directors since January 1999 and President and Chief Executive Officer for more than the last five years.

  The Board of Directors recommends a vote "FOR" election of the nominees listed above as directors.

Committees and Meetings of the Board of Directors

  The committees of the Board of Directors are the Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. The Company does not have a nominating committee.

  The Executive Committee, which met five times in 1999, consists of Messrs. Annable, Jerome and Vie. The Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business of the Company except for certain powers which, under Delaware law, may be exercised only by the full Board of Directors.

  The Audit Committee, which met five times in 1999, consists of Messrs. Geoga, Hedlund and Johnston. The Audit Committee's responsibilities include review of: management's recommendation with respect to selection of the independent auditors and the independence of such auditors; the scope of the audit and non-audit assignments of, and fees paid to, such auditors; the accounting principles applied by the Company in financial reporting; certain filings by the Company with the SEC; the plans, budget and staffing of the Company's internal audit department; and the scope of internal auditing procedures and the adequacy of internal controls. The Audit Committee meets periodically with management, the independent auditors and the Company's internal auditors.

  The Compensation Committee, which met one time in 1999, consists of Messrs. Annable, Geoga, Hedlund and Johnston. The Compensation Committee sets the cash compensation of the Company's executives, including its executive officers.

  The Stock Option Committee, which met four times in 1999, consists of Messrs. Annable, Hedlund and Johnston. The Stock Option Committee selects executives and other key employees of the Company and its subsidiaries to receive stock options pursuant to the Company's 1990 and 1997 Stock Option Plans and otherwise generally administers such plans.

  In 1999, the Company's Board of Directors met five times and each director attended more than 75% of the meetings of the Board of Directors and committees of the Board on which he served.

Director Compensation

  Each director who is not an employee of the Company receives an annual fee of $30,000 for service on the Board and a fee of $1,500 for each Board Meeting attended. Each member of the Board's Executive Committee who is not an employee of the Company receives a quarterly fee of $2,000 for each calendar quarter (or portion thereof) during which such director serves on the Executive Committee. Each member of the Board's Audit Committee who is not an employee of the Company receives a quarterly fee of $3,000 for each calendar quarter (or portion thereof) during which such director serves on the Audit Committee. The Chairman of the Executive Committee and the Chairman of the Audit Committee each receives a quarterly fee of $2,000 for each calendar quarter (or portion thereof) during which such director serves as Chairman in addition to the other fees paid for serving on either of such Committees. All directors are reimbursed for travel expenses incurred in attending Board and committee meetings.

                              EXECUTIVE OFFICERS

  The following summarizes the business experience over the last five years of the Company's executive officers, other than Mr. Vie whose business experience is described on page 5. The executive officers serve at the pleasure of the Board of Directors.

  David F. Bengston, 51, has been a Vice President of the Company for more than the last five years.

  James W. Burkett, 70, has been a Senior Vice President of the Company since May, 1999, was a Vice President between February 1994 and May, 1999, and has been President of the Unitrin Property and Casualty Insurance Group for more than the last five years.

  Eric J. Draut, 42, has been a Senior Vice President of the Company since February 1999, Chief Financial Officer since February 1997, Treasurer since April 1992 and was a Vice President between October 1997 and February 1999 and Controller from February 1990 to February 1997.

  Scott Renwick, 48, has been General Counsel of the Company since February 1999, Secretary since May 1996 and was Counsel between January 1991 and February 1999.

  Donald G. Southwell, 48, has been a Senior Vice President of the Company since February 1999, and was a Vice President between May 1998 and February 1999. Mr. Southwell has been the Group Executive of the Unitrin Property and Casualty Insurance Group since October 1999 and the Unitrin Life and Health Insurance Group since March 1996. Prior to March 1996, Mr. Southwell served as President of Prudential Insurance and Financial Services, an affiliate of Prudential Insurance Company of America.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following report on the compensation of executive officers for 1999 is submitted jointly by the Compensation Committee and the Stock Option Committee. Notwithstanding any general statement to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement into such filings, neither this Report nor the performance graph which follows on page 9 shall be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed under such Acts.

       Joint Report Of Compensation Committee and Stock Option Committee

  The Company compensates its executive officers with two principal forms of compensation: cash compensation and stock options. Cash compensation consists of base salary, performance-based bonuses and may include discretionary bonuses. Executive officers are eligible to receive stock options under the Unitrin, Inc. 1990 Stock Option Plan and the Unitrin, Inc. 1997 Stock Option Plan. Although the type and terms of options granted under these Plans may vary, the Stock Option Committee's current practice generally is to grant non-qualified options with exercise prices equal to the fair market value of the Common Stock on the date of grant, terms of between five and seven years, and which become exercisable in four, equal annual installments beginning six months to one year after the date of grant.

  Base salaries of the Company's executive officers depend on the Compensation Committee's subjective assessment of the individual officer's work performance with respect to such officer's normal job responsibilities. In its compensation deliberations in 1999, the Compensation Committee had available to it data which summarized the salary compensation of the chief executive officers and certain other senior officers of a group of insurance and diversified financial services companies, some of which are competitors of the Company. While the Compensation Committee noted these data in establishing the base salary compensation of the Company's Chief Executive Officer for 1999, such data were not determinative of his compensation and the Compensation Committee did not target a specific level within the range of such data for his 1999 compensation. Such data were not referenced in establishing the compensation of any of the Company's other executive officers, but it was noted that the salaries of the Company's executive officers were below those of the data presented.

  The Company's executive officers are eligible to receive cash bonuses under the terms of the Company's 1998 Bonus Plan for Senior Executives (the "1998 Bonus Plan") based on attainment of designated corporate performance criteria. For 1999, the Company's executive officers were eligible for cash bonuses of up to 35% of their base salaries (or 46.7%, in the case of the Chief Executive Officer) based on formulas adopted by the Compensation Committee at its February 1999 meeting. The formulas for participants with "line" responsibilities were based on growth in operating earnings of the business units they oversee. Formulas for participants with "staff" responsibilities were based on growth in earnings per share from operations. The formula for the Chief Executive Officer took each of the foregoing factors into account. With the following exception, the bonuses paid for 1999 to the executive officers named in the Summary Compensation Table were derived by application of the foregoing formulas using actual 1999 financial results. In addition to such formula bonuses, Messrs. Vie, Burkett, Draut, Renwick and Southwell received discretionary bonuses of $50,000, $25,000, $15,000, $10,000 and $20,000 respectively, based on the Compensation Committee's subjective evaluation of such officers' work performance during 1999.

  The Stock Option Committee endorses the concept that the interests of the executive officers are more closely aligned with those of the shareholders through the award of stock options. The number of stock options granted to executive officers, including the Chief Executive Officer, is determined by the Stock Option Committee's subjective evaluation of the particular officer's ability to influence the long-term growth and profitability of the Company, given his particular job responsibilities. In light of the Chief Executive Officer's overall, day-to-day responsibility for the Company's operations and financial results, he would ordinarily be deemed to have the greatest ability to influence the long-term growth and profitability of the Company and would therefore generally receive a greater number of options than the other executive officers. In determining the number of stock options to grant a particular officer, the Stock Option Committee also takes into account the number of options already held by such officer. The Stock Option Committee has no predetermined goal for a particular level of stock ownership by its executive officers.

  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to its chief executive officer and any of its four other most highly compensated executive officers. Certain performance-based compensation is specifically exempt from the deduction limit. All stock options that have been granted to the Company's executive officers through the end of 1999 either are not subject to Section 162(m) (because they were granted prior to the effective date of such section) or qualify as performance-based compensation under Section 162(m), as interpreted by final regulations promulgated by the Internal Revenue Service thereunder, and therefore are not subject to the deduction limit under such section. The 1998 Bonus Plan is designed to qualify as a performance-based compensation program under Section 162(m) in order to preserve the Company's federal income tax deduction for bonuses paid thereunder.

     Compensation                                 Stock Option
     Committee of the Board of                    Committee of the Board of
     Directors of Unitrin, Inc.                   Directors of Unitrin, Inc.


     James E. Annable                             James E. Annable
     Douglas G. Geoga                             Reuben L. Hedlund
     Reuben L. Hedlund                            William E. Johnston, Jr.
     William E. Johnston, Jr.

                     Comparison of Cumulative Total Return
                  Among Unitrin, Inc., S&P MidCap 400 Index,
                 S&P MidCap 400 Insurance (Property/Casualty)
            industry group, and Dow Jones Full Line Insurance Group


                     A          B           C           D
                  Unitrin   400 INDEX   S&P GROUP   DOW GROUP
                  -------   ---------   ---------   ---------
 1  12/31/94          100         100        100         100
 2  12/31/95       116.37      130.94     133.55      155.19
 3  12/31/96       141.22      156.08     166.82      191.38
 4  12/31/97       170.64      206.43     233.94      265.37
 5  12/31/98       197.04      245.87     245.96      296.47
 6  12/31/99       215.01      282.06     175.69      352.53

  Graph assumes $100 invested on December 31, 1994 in the Company's Common Stock, the S&P MidCap 400 Index, the Insurance (Property/Casualty) industry group of the S&P MidCap 400 Index, and the Dow Jones Full Line Insurance Group, in each case with dividends reinvested. The Company has selected the S&P MidCap 400 Insurance (Property/Casualty) industry group as a published industry index in lieu of the Dow Jones Full Line Insurance Group because the market capitalizations of the stocks in the S&P MidCap 400 Insurance (Property/Casualty) industry group more closely approximate the market capitalization of the Company. In addition, the Company is a member of such Index.

                          Summary Compensation Table

                                                          Long Term
                                                         Compensation
                                    Annual Compensation     Awards
                                    -------------------- ------------
                                    Salary                 Options         All Other
Name and Principal Position  Year     ($)   Bonus ($)(1)    (#)(2)    Compensation ($)(3)
---------------------------  -----  ------- ------------ ------------ -------------------
Richard C. Vie..........      1999  775,000   189,933      537,994           4,800
Chairman, President and       1998  693,750   205,299      555,232             300
 Chief Executive              1997  668,750   213,555      991,052             300
 Officer

James W. Burkett........      1999  397,500    25,000       94,883           5,000
Senior Vice President         1998  368,750    94,545      162,838             300
                              1997  338,750   119,680      199,354             300

Eric J. Draut...........      1999  231,250    46,927       68,025           4,800
Senior Vice President,        1998  168,750    41,306       78,610             300
 Chief Financial              1997  145,000    64,389      112,246             300
 Officer and Treasurer

Scott Renwick...........      1999  192,875    30,747       15,000           4,800
General Counsel and           1998  167,750    15,980       21,416             300
 Secretary                    1997  152,625    41,096       48,900             300

Donald G. Southwell.....      1999  443,750   108,835       53,573           4,800
Senior Vice President         1998  425,000   110,615       75,832             300

--------
(1) Cash bonuses are listed for the year earned, but are paid in the following year. Messrs. Vie and Draut received discretionary bonuses of $25,000 each for 1997, and Messrs. Vie and Draut received discretionary bonuses of $50,000 and $25,000, respectively, for 1998. Messrs. Vie, Burkett, Draut, Renwick and Southwell received discretionary bonuses of $50,000, $25,000, $15,000, $10,000 and $20,000, respectively, for 1999. Such discretionary bonuses are included in the bonus totals in this table. All other bonus amounts reflected for 1997, 1998 and 1999 were formula-based bonuses under the 1997 and 1998 Bonus Plans for Senior Executives (See "Joint Report of Compensation Committee and Stock Option Committee" on pages 7 and 8.)
(2) All options listed were granted pursuant to the Unitrin, Inc. 1990 and 1997 Stock Option Plans and include automatic grants of restorative options. The amount of options issued have been adjusted to reflect the 2-for-1 stock split in the form of a stock dividend paid on March 26, 1999. (See also footnote (1) to the option grant table on page 12.)
(3) The amounts shown in this column represent Company matching contributions to the named officers' accounts under the Company's 401(k) Savings Plan.
(4) Mr. Southwell first became an executive officer of the Company when he was elected as a Vice President in May 1998. Data shown for Mr. Southwell for 1998 is for the entire year.

                    Stock Option Grants in 1999 Fiscal Year

                           Individual Grants                            Grant Date Value
----------------------------------------------------------------------- ----------------
                                     Percent
                         Number of  of total
                         securities  options
                         underlying  granted
                          options      to                                  Grant Date
                          granted   employees Exercise price Expiration  Present Value
      Name                 (#)(1)    in 1999    ($/sh)(2)       date         ($)(3)
      ----               ---------- --------- -------------- ---------- ----------------
Richard C. Vie..........   20,866     0.97%      36.37500     02/03/03       60,098
                           15,814     0.73%      36.37500     04/30/00       45,547
                          200,000*    9.29%      35.50000     05/05/04      864,600
                           24,475     1.14%      36.00000     04/30/00       70,446
                           28,514     1.32%      37.00000     02/01/05       85,214
                            6,458     0.30%      38.25000     01/28/02       19,953
                           16,815     0.78%      38.25000     05/04/04       51,948
                           19,379     0.90%      39.81250     04/30/00       62,314
                           12,508     0.58%      39.81250     01/28/02       40,222
                           34,380     1.60%      39.81250     05/04/04      110,552
                           53,135     2.47%      37.25000     02/03/03      162,684
                           29,050     1.35%      38.37500     05/14/02       92,620
                            4,903     0.23%      37.62500     05/14/02       15,451
                            4,446     0.21%      37.62500     02/03/02       14,013
                            6,526     0.30%      37.62500     01/28/02       20,567
                           15,952     0.74%      37.62500     02/01/05       50,268
                           25,973     1.21%      37.62500     02/01/05       81,848
                           18,800     0.87%      37.62500     02/01/05       59,243
James W. Burkett........   40,000*    1.86%      35.50000     05/05/04      172,920
                           12,738     0.59%      35.75000     05/04/04       36,779
                            6,240     0.29%      35.75000     05/06/03       18,019
                            6,110     0.28%      35.75000     02/01/05       17,643
                              933     0.04%      35.75000     05/14/02        2,694
                            7,967     0.37%      37.75000     05/14/02       25,189
                           20,895     0.97%      37.75000     12/19/01       66,066
Eric J. Draut...........    1,913     0.09%      36.37500     02/01/05        5,510
                            2,699     0.13%      36.37500     05/06/03        7,773
                           40,000*    1.86%      35.50000     05/05/04      172,920
                           13,182     0.61%      35.75000     04/30/00       38,063
                            1,741     0.08%      35.75000     01/28/02        5,029
                            3,987     0.19%      38.37500     05/14/02       12,712
                            1,433     0.07%      38.37500     01/28/02        4,569
                            2,218     0.10%      38.15625     01/28/02        1,769
                              852     0.04%      38.15625     05/14/02        2,723
Scott Renwick...........   15,000*    0.70%      35.50000     05/05/04       64,845
Donald G. Southwell.....   14,328     0.67%      34.62500     05/01/06       39,662
                           20,000*    0.93%      35.50000     05/05/04       86,460
                           19,245     0.89%      38.18750     05/01/06       61,061

--------
(1) All options granted to the named executive officers were granted under the Unitrin, Inc. 1990 and 1997 Stock Option Plans and include restorative options. Restorative options are granted when an option holder exercises a stock option and makes payment of the exercise price and/or the resulting tax obligations using shares of previously-owned Common Stock. In such a case, the option holder is granted a restorative option for the total number of shares used to make such payment. A restorative option becomes exercisable in full six months after the date of grant and expires on the same date as the original option. All option grants reflected in the table above are restorative options except for those marked with an asterisk. All options granted in 1999 were non-qualified options for federal income tax purposes.
    A restorative option is intended to enable an option holder to remain in essentially the same economic position with respect to potential appreciation of the Common Stock as if he or she had continued to hold the original option unexercised. As the following table illustrates, the grant of a restorative option does not result in an increase in the total number of options and shares held by the option holder.

       Net Change in Shares and Options Held by Named Executive Officers
                 Resulting From Grants of Restorative Options

                                                                   Net Change
                                                                    in Total
                                  Total                Restorative Shares and
                                 Options   Net Shares    Options    Options
   Name                         Exercised Received (A) Granted (B)    (C)
   ----                         --------- ------------ ----------- ----------
   Richard C. Vie..............  379,002     41,008      337,994          0
   James W. Burkett............   60,954      6,071       54,883          0
   Eric J. Draut...............   43,827      3,183       28,025    (12,619)(D)
   Scott Renwick...............        0          0            0          0
   Donald G. Southwell.........   43,509      9,936       33,573          0

  --------
  (A) Represents shares received in option exercises after subtracting shares surrendered to pay the exercise prices and/or related tax withholding obligations.
  (B) Represents options granted to replace shares surrendered in connection with option exercises.
  (C) Represents the difference between (i) the total options exercised, and
      (ii) the sum of net shares received and the number of restorative options granted.
  (D) One of the exercises by Mr. Draut involved an option for 13,182 shares with less than six months remaining before its expiration. In connection with such exercise, Mr. Draut received 563 shares. In this case, the resulting restorative option for 12,619 shares would have expired prior to the completion of the six-month vesting period. Accordingly, this exercise is treated as if no restorative option were issued, effectively resulting in a net reduction in the total of Mr. Draut's options and shares.
(2) Exercise prices were set in all cases at the fair market value of the Company's Common Stock on the date of grant.
(3) Grant date present values are based on the Black-Scholes option pricing model, which was applied using the following assumptions: (i) a weighted average expected volatility of 20%; (ii) a risk free rate of return equal to the yield on U.S. Treasury obligations with a maturity comparable to the term of the particular option; (iii) an expected life for restorative options of one year and 2.5 years for all other options; and (iv) a dividend yield of 4.293%, representing the average, annualized dividend yield on the Common Stock for the period from January 1, 1995 through December 31, 1999. No adjustments were made for the non-transferability of the options or the risk of their forfeiture. The Company's use of the Black-Scholes model should not be viewed as a forecast of the future performance of the Common Stock.

  Aggregated Option Exercises in 1999 Fiscal Year, and Fiscal Year-End Option
                                    Values

                                                                                     Value of unexercised
                                                           Number of securities      in-the-money options
                         Shares Acquired                  underlying unexercised         at FY-end ($)
                               on             Value        options at FY-end (#)   exercisable/unexercisable
          Name           Exercise (#)(1) Realized ($)(2) exercisable/unexercisable            (3)
          ----           --------------- --------------- ------------------------- -------------------------
Richard C. Vie..........     379,002        2,308,364        548,307 / 421,285        1,044,938 / 891,801
James W. Burkett........      60,954          319,140        155,571 /  88,862          524,813 / 198,750
Eric J. Draut...........      43,827          175,964         72,128 /  63,490          187,473 / 145,000
Scott Renwick...........           0                0         58,792 /  20,250          338,225 /  64,406
Donald G. Southwell.....      43,509          542,403        183,437 /  49,245        1,231,027 /  99,375

--------
(1) Substantially all option exercises by the named executive officers in 1999 were exercises in which the officers surrendered previously acquired shares of Common Stock as payment for the exercises. (See footnote (1) to the option grant table on page 12.) The shares reflected in this column are the gross shares issued in the exercise transactions, without deduction of the shares surrendered as payment. The actual net increase in the number of shares held by these officers as a result of such transactions was as follows: Vie (41,008); Burkett (6,071); Draut (3,183); and Southwell (9,936).
(2) The "value realized" represents the difference between the exercise price of the shares acquired and the market price of such shares on the date or dates of exercise, without regard to any related tax obligations.
(3) The value of unexercised in-the-money options is calculated by subtracting the applicable exercise price from $37.625 (the closing price of the Common Stock on December 31, 1999) and multiplying the resulting difference by the number of shares covered by the options in question.

Pension Plans

  The following table shows, for specified levels of average final compensation and years of credited service, the estimated annual benefits payable under the Company's tax-qualified retirement plan (the "Retirement Plan") and a related, non-qualified, supplemental executive retirement plan. Average final compensation represents the average annual covered compensation paid for the highest 60 consecutive months in the 120-month period ending three months prior to retirement. These benefit estimates assume retirement in 2000 at age 65 or older.

Unitrin, Inc. Retirement Plan For Salaried Employees 2000 Estimates

                                              Years of Credited Service
Average Final                        -------------------------------------------
Annual Compensation                     5       10       15       20      30+
-------------------                  ------- -------- -------- -------- --------
$  200,000.......................... $15,359 $ 30,718 $ 46,077 $ 61,436 $ 92,154
$  250,000..........................  19,484   38,968   58,452   77,936  116,904
$  300,000..........................  23,609   47,218   70,827   94,436  141,654
$  350,000..........................  27,734   55,468   83,202  110,936  166,404
$  400,000..........................  31,859   63,718   95,577  127,436  191,154
$  450,000..........................  35,984   71,968  107,952  143,936  215,904
$  500,000..........................  40,109   80,218  120,327  160,436  240,654
$  550,000..........................  44,234   88,468  132,702  176,936  265,404
$  600,000..........................  48,359   96,718  145,077  193,436  290,154
$  650,000..........................  52,484  104,968  157,452  209,936  314,904
$  700,000..........................  56,609  113,218  169,827  226,436  339,654
$  750,000..........................  60,734  121,468  182,202  242,936  364,404
$  800,000..........................  64,859  129,718  194,577  259,436  389,154
$  850,000..........................  68,984  137,968  206,952  275,936  413,904
$  900,000..........................  73,109  146,218  219,327  292,436  438,654
$  950,000..........................  77,234  154,468  231,702  308,936  463,404
$1,000,000..........................  81,359  162,718  244,077  325,436  488,154
$1,050,000..........................  85,484  170,968  256,452  341,936  512,904
$1,100,000..........................  89,609  179,218  268,827  358,436  537,654
$1,150,000..........................  93,734  187,468  281,202  374,936  562,404
$1,200,000..........................  97,859  195,718  293,577  391,436  587,154

  The foregoing benefits are illustrated as straight-life annuities and are not subject to reduction for Social Security or other offset amounts.

  The years of credited service in the Retirement Plan as of December 31, 1999 for each of the Company's executive officers named in the Summary Compensation Table is as follows: Vie (8), Burkett (8), Draut (8), Renwick (7) and Southwell (3). Compensation covered by the Retirement Plan is the participant's base salary and bonuses as defined in the Retirement Plan, but does not include compensation attributable to the exercise of stock options. The covered compensation for the executive officers named in the Summary Compensation Table on page 10 is the total of their salary and bonus amounts, excluding the discretionary bonuses for 1997 specified in footnote (1) to such table.

  Mr. Vie formerly participated in a defined benefit retirement plan sponsored by a subsidiary of the Company. His participation in that plan was suspended on January 1, 1992 and no further contributions will be made on his behalf; however, he will be entitled to benefits under the plan upon retirement based on contributions made through the end of 1991. Assuming retirement at age 65, Mr. Vie would receive annual benefits of $20,971.

Change of Control Arrangements

  The Company has entered into individual severance agreements with each of the Company's executive officers (the "Agreements"). The Agreements provide various severance benefits to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated, in either case within one year after a change of control. Such benefits are also payable to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated for certain specified reasons, in either case in anticipation of a change of control. A change of control is deemed to occur if, on or before December 31, 2000, any person acquires a majority of the voting power of the Common Stock, or the individuals who comprised the Company's Board of Directors on January 19, 1995, or any of the individuals they nominate, cease to comprise a majority of the Board. Each executive officer would be entitled under the Agreements to: (i) a lump sum severance payment based on a multiple (specified below) of his annualized salary; (ii) continuation for up to two years of the life and health insurance benefits that were being provided by the Company to such officer and his family immediately prior to termination; and (iii) outplacement services at the Company's expense, up to a maximum of $12,500. The Agreements contain identical terms and conditions, except that the severance compensation multiple is 2.99 for Mr. Vie and 2.0 for the other executive officers. The Agreements are not employment contracts. Severance benefits payable under the Agreements are to be grossed-up to the extent that a recipient would be subject to an excise tax under Section 4999 of the Internal Revenue Code (including any interest or penalties imposed with respect to such tax) due to the receipt of such benefits or any other benefits that constitute "excess parachute payments" for purposes of Section 280G of the Code. If severance benefits had become payable on December 31, 1999 as a result of a change of control on that date, no executive officers would have received such gross-ups except for Messrs. Vie and Draut, who would have received gross-up payments of approximately $976,622 and $205,259, respectively.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  None of the members of the Compensation Committee (Messrs. Annable, Geoga, Hedlund and Johnston) or the Stock Option Committee (Messrs. Annable, Hedlund and Johnston) is a current or former officer or employee of the Company or any of its subsidiaries.

                             INDEPENDENT AUDITORS

  KPMG LLP has been selected as the Company's independent auditor for the year 2000. It is expected that a representative of KPMG LLP will be present at the meeting. Such representative may make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                OTHER MATTERS THAT MAY COME BEFORE THE MEETING

  The management of the Company knows of no other matters that may come before the meeting. However, if any matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.

      SHAREHOLDER PROPOSALS IN CONNECTION WITH THE 2001 ANNUAL MEETING OF
                                  SHAREHOLDERS

  Pursuant to regulations of the Securities and Exchange Commission, shareholders who intend to submit proposals for inclusion in the Company's proxy materials for the 2001 annual meeting must do so no later than November 27, 2000. This requirement is independent of certain other notice requirements of the Company's Amended and Restated By-Laws described below in this paragraph. Shareholder nominations of persons for selection to the Board of Directors are not eligible for inclusion in the Company's proxy materials and may only be made in accordance with the procedure described hereafter. Pursuant to the Company's Amended and Restated By-Laws, nominations of persons for selection to the Board of Directors and the proposal of business to be considered by shareholders may in each case be made at the 2001 annual meeting by any shareholder of record who gives written notice to the Company of such nominations or proposals not less than 60 days nor more than 90 days prior to the first anniversary of the 2000 annual meeting. In the event that the date of the 2001 annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then such nominations and proposals must be delivered to the Company no earlier than 90 days prior to the 2001 annual meeting and no later than the close of business on the later of (i) the 60th day prior to the 2001 annual meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2001 annual meeting is first made. All such shareholder proposals and notices should be submitted to Scott Renwick, Secretary, Unitrin, Inc., One East Wacker Drive, Chicago, Illinois 60601.

                                   FORM 10-K

  Shareholders entitled to vote at the Annual Meeting may obtain for no charge a copy of the Company's Annual Report on Form 10-K, without exhibits, for the year ended December 31, 1999, upon written request to Scott Renwick, Secretary, Unitrin, Inc., One East Wacker Drive, Chicago, Illinois 60601.

                                         By Order of the Board of Directors

                                         /s/ Scott Renwick
                                         Scott Renwick
                                         Secretary

March 27, 2000

--------------------------------------------------------------------------------

[Logo of UNITRIN]                                      PROXY
One East Wacker Drive                             Annual Meeting of Shareholders
Chicago, Illinois 60601

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned appoints Richard C. Vie and Eric J. Draut as Proxies, each with power of substitution, to vote all shares of Unitrin, Inc. common stock of the undersigned held as of March 13, 2000, at the Annual Meeting of Sharehold-ers of Unitrin, Inc., to be held at Bank One Center, One Bank One Plaza, Dear-born and Madison Streets (Plaza Level), Chicago, Illinois 60670, at 10:00 a.m. on May 3, 2000, and at any adjournment thereof, upon the following matters. This card also constitutes voting instructions for all shares, if any, credited to the account of the undersigned in the Unitrin 401(k) Savings Plan.

(1) ELECTION OF DIRECTORS. Nominees for director are:
      1) James E. Annable  5) William E. Johnston, Jr.
      2) Douglas G. Geoga  6) Fayez S. Sarofim
      3) Reuben L. Hedlund 7) Richard C. Vie
      4) Jerrold V. Jerome

(2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign and date this card on the reverse side and return promptly in the envelope provided.
                                                                  -------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                  -------------
--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

--------------------------------------------------------------------------------

[X] Please mark your votes as in this example.                              0599

This Proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal (1).
--------------------------------------------------------------------------------
           The Board of Directors recommends a vote FOR Proposal (1).
--------------------------------------------------------------------------------
1. Election of Directors
   FOR    WITHHELD
   [_]      [_]

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please check this box if you plan to attend the meeting. Please sign exactly as your name(s) appears hereon. All joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign the full corporate name by an authorized officer. If a partnership, sign in partnership name by authorized person.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 SIGNATURE(S)                                                  DATE

--------------------------------------------------------------------------------

Dear Shareholder:

Unitrin, Inc. encourages you to take advantage of a convenient way by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appears in the box above must be used to access the system.

To vote over the Internet:

    . Log on to the Internet and go to the Web site http://www.proxyvote.com/unit

To vote over the telephone:

    . On a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week

Your electronic vote authorizes the named Proxies in the same manner as if you marked, signed, dated and returned the proxy card.

 If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                 Your vote is important. Thank you for voting.

                                 UNITRIN, INC.

                         2000 Telephone Voting Script

--------------------------------------------------------------------------------
                 Toll Free:  1-877-PRX-VOTE or 1-877-779-8683
--------------------------------------------------------------------------------


1. Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.

2. Enter the Voter Control Number as it appears on the card followed by the pound sign.

3.   One moment please while we verify your information.

4. Enter the last four digits of the U.S. Social Security Number or the U.S. taxpayer identification number for this account followed by the pound sign.

5.   The company that you are voting is Unitrin, Inc.

6. Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to the instructions at the meeting of the stockholders.

7. Item # 1. To vote for all director nominees in accordance with the recommendations of the Board of Directors, press 1. To withhold from all nominees, press 2. To withhold from individual nominees, press 3.
          If 1, go to 8.
          If 2, go to 8.
          If 3, go to Director Exception.
                      -------------------

--------------------------------------------------------------------------------

Director Exception
------------------
Enter the number next to the nominee from whom you would like to withhold your vote followed by the pound key. Or if you have completed voting on directors, press the pound key again.
     If pound key entered twice, go to the next item.
     If valid nominee number, go to Next Nominee.

Next Nominee
------------
To withhold your vote from another nominee, enter the number next to the nominee followed by the pound key, or if you have completed voting on directors press the pound key again.
     If pound key entered twice, go to the next item.
     If valid nominee number, go to Next Nominee.

Invalid Nominee Number
----------------------
You have entered an invalid nominee number.
     {Go to Next Nominee.}
--------------------------------------------------------------------------------

8. If you would like to attend the annual meeting, press 1. If not, press 2. If 1, go to 9.
     If 2, go to 9.

9. If you would like to discontinue mailing an annual report to this account, press 1. If not, press 2.
     If 1, go to 10.
     If 2, go to 10.

10. You have cast your vote as follows:

--------------------------------------------------------------------------------
Playback {Playback the appropriate vote for this proxy card.}
--------------------------------------------------------------------------------

Default Playback
----------------
You have voted in the manner recommended by the Board of Directors.

Director proposal Playback
--------------------------
Voted for all nominees:  Item #.  You have voted for all nominees.
-----------------------

Withhold from all nominees:  Item #.  You have voted to withhold your vote from
---------------------------
 all nominees.

Withhold from individual nominees:  Item #.  You have voted for all nominees
----------------------------------
 except for the following nominee numbers.

--------------------------------------------------------------------------------

11. To confirm your vote, press 1.  To cancel your vote, press 2.
     If 1, go to 13.
     If 2, go to 12.

12. Your vote has been cancelled. If you wish to vote another card, press 1. Otherwise, please hang up and mark, sign, and return your card in the envelope provided. Thank you for calling.

13. Your vote has been successfully recorded. It is not necessary for you to mail your card. If you wish to vote another card or change your vote, press
    1. Otherwise, please hang up. Thank you for voting.

--------------------------------------------------------------------------------

Invalid Control Numbers
-----------------------
We are unable to authenticate the information that you entered.

No Key Pressed
--------------
Go to the same item (repeat three times); otherwise, go to Error.
                                                           -----
Invalid Number
--------------
Go to the same item (repeat three times); otherwise, go to Error.
                                                           -----
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Error
-----
We are unable to process your request at this time. Thank you for calling. {Call ends.}

--------------------------------------------------------------------------------

                                 UNITRIN, INC.


                          2000 Internet Voting Script

[Screen No. 1]

VOTE
BY NET If you have more than one proxy card, please vote only one card at a time.

               1 Enter the Voter Control Number that appears in the box on your proxy card.
               -----------------------------------------------------------------
               -----------------------------------------------------------------

               2 Enter the last 4 digits of your U.S. Taxpayer Identification (Social Security) for this account.
               -----------------------------------------------------------------
               -----------------------------------------------------------------
                    If you do not have a U.S. Taxpayer Identification Number for this account, please leave this box blank.

                    Important: For your vote to be cast, the Voter Control Number and the last four digits of the U.S. Taxpayer Identification (Social Security) Number for this account must match the numbers on our records.
                    ------------------------------------------------------------

               3 Enter your e-mail address to receive an e-mail confirmation of your vote.
               -----------------------------------------------------------------
               -----------------------------------------------------------------

                    Enter your e-mail address again for validation.
               -----------------------------------------------------------------
               -----------------------------------------------------------------


                                       -------
                                       Proceed
                                       -------
                                       [If clicked, will go to Screen No. 2]

[Screen No. 2]

               [Unitrin, Inc. Logo]

VOTE
BY NET         Welcome!

               Name Line
               Address Line
               City, State Zip Line


                                       -------
                                       Proceed
                                       -------
                                       [If clicked, will go to Screen No. 3]

[Screen No. 3]
               [Unitrin, Inc. Logo]

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned appoints Richard C. Vie and Eric J. Draut as Proxies, each with power of substitution, to vote all shares of Unitrin, Inc. common stock of the undersigned held as of March 13, 2000, at the Annual Meeting of Shareholders of Unitrin, Inc. to be held at Bank One Center, One Bank One Plaza, Dearborn and Madison Streets (Plaza Level), Chicago, Illinois 60670, at 10:00 a.m. on May 3, 2000, and at any adjournment thereof, upon the following matters. Such appointment also constitutes voting instructions for all shares, if any, credited to the account of the undersigned in the Unitrin 401(k) Savings Plan.

     (1)  Election of Directors.
     (2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
                   The Board of Directors Recommends a Vote
                 "FOR" election of all Nominees for Directors.
--------------------------------------------------------------------------------
Check this box to cast your vote in accordance with the recommendations of the Board of Directors [_]
[_]  For all Nominees
     Except as Noted
     Below
[_]  Withhold
     As To All
     Nominees

[_]  James E. Annable
[_]  Douglas G. Geoga
[_]  Reuben L. Hedlund
[_]  Jerrold V. Jerome
[_]  William E. Johnston, Jr.
[_]  Fayez S. Sarofim
[_]  Richard C. Vie
--------------------------------------------------------------------------------
Check the box below, if the option applies to you.
[_]  Discontinue Annual Report Mailing for this account
[_]  Will Attend Annual Meeting

To submit your vote, please click the button below.
(Your vote will not be counted until the Submit Your Vote button is clicked.)
[_]  Submit Your Vote  [If clicked, will go to Screen No. 4]

[Screen No. 4]

               [Unitrin, Inc. Logo]

VOTE
BY NET         Your proxy vote has been recorded as follows:

          ----------------------------------------------------------------------
          ----------------------------------------------------------------------

               Please review your vote. If this is incorrect, please use the back Button on your browser, change your vote and resubmit. If this is correct, please click the Proceed button.


                                       -------
                                       Proceed
                                       -------
                                       [If clicked, will go to Screen No. 5]

[Screen No. 5]

               [Unitrin, Inc. Logo]

VOTE
BY NET Thank you for using EquiServe's Vote-By-Net Facility. Your vote will be applied within 24 hours.

               If you wish to provide a comment, click the button below.

                                       ---------------
                                       Submit Comments
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                                       [If clicked, will go to Screen No. 6]

               If you wish to provide an address change request for this account, click the button below.

                                       -------
                                       Proceed
                                       -------
                                       [If clicked, will go to Screen No. 6]

               If you wish to vote another proxy card, or go to Unitrin's homepage [hypertext link] or the EquiServe homepage [hypertext link].

                                       ------------------
                                       Vote Another Proxy
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                                       [If clicked, will return to Screen No. 1]

[Screen No. 6]

               [Unitrin, Inc. Logo]

VOTE
BY NET Please select an appropriate subject, identify yourself and enter your comments in the box below. Press the Submit button to send your comments.

                                              _________________________
                                  Your Name:  _________________________

                                              _________________________
                             E-mail address:  _________________________

                                              _________________________
                              Daytime Phone:  _________________________

                                              _________________________
                                    Subject:  _________________________

                              Your Comments:
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------

                                       ---------------
                                       Submit Comments
                                       ---------------
                                       [If clicked, will go to Screen No. 7]

[Screen No. 7]

               [Unitrin, Inc. Logo]

VOTE
BY NET         Thank you for your comment!

               You can now vote another proxy card, or go to Unitrin's homepage [hypertext link] or the EquiServe homepage [hypertext link].

                                       ------------------
                                       Vote Another Proxy
                                       ------------------
                                       [If clicked, will return to Screen No. 1]